News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2018
Fourth Quarter and Year-End Financial Results
Fiscal Fourth Quarter Comparisons

•	Total revenue of $62.5 million, an increase of 10.8% year-over-year primarily driven by a 45.1% year-over-year increase in international revenue

•	GAAP gross margin of 37.1%, an increase of 300 basis points year-over-year; non-GAAP gross margin of 36.9%, a 280 basis point improvement year-over-year

•	GAAP operating expenses, excluding restructuring charges, totaled $20.6 million and non-GAAP operating expenses of $20.0 million, up $1.0 million and $0.9 million year-over-year, respectively

•	GAAP operating income of $1.0 million and non-GAAP operating income of $3.0 million, an increase of $1.7 million and $2.9 million, respectively

•	Adjusted EBITDA of $4.4 million increased $3.0 million

•	Cash, cash equivalents, and restricted cash of $37.4 million as net cash increase of $1.2 million compared to fiscal 2017 year-end
MILPITAS, Calif., August 28, 2018 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2018 fourth quarter and the year ended June 29, 2018.
Commenting on the Company’s fiscal 2018 fourth quarter results and business activity, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “We had a strong fiscal fourth quarter as we delivered non-GAAP operating income of $3.0 million and Adjusted EBITDA of $4.4 million, significant increases over fiscal 2017, marking one of our stronger quarters over the past several years. What drove bottom-line performance was exceptionally strong gross margins both year-over-year and sequentially. We enter fiscal 2019 expecting growth and improved profitability. Further, our solution set and competitive position is among the best in our Company’s history.”
Fiscal 2018 Fourth Quarter Results Comparisons
The Company reported total revenues of $62.5 million for its fiscal 2018 fourth quarter as compared to $56.4 million in the comparable fiscal 2017 period, an increase of $6.1 million or 10.8%. International revenue increased by $9.7 million or 45.1%, offset by a decline in North America revenue of $3.6 million or 10.4%.
GAAP gross margin for the fiscal 2018 fourth quarter was 37.1% as compared to 34.1% in the comparable fiscal 2017 period, an increase of 300 basis points. Non-GAAP gross margin for the fiscal 2018 fourth quarter was 36.9% as compared to 34.1%

in the comparable fiscal 2017 period, an increase of 280 basis points. Service margins continue to trend upwards and both product and service margins improved year-over-year.
GAAP total operating expenses, excluding restructuring charges, for the fiscal 2018 fourth quarter were $20.6 million as compared to $19.7 million in the comparable fiscal 2017 period, an increase of $1.0 million or 5.0%. Non-GAAP total operating expenses for the fiscal 2018 fourth quarter, excluding the impact of share-based compensation and restructuring charges, were $20.0 million as compared to $19.1 million reported in the fiscal 2017 fourth quarter, an increase of $0.9 million or 4.7%. The increase in both GAAP and non-GAAP operating expenses were primarily related to increased variable expenses as a result of higher revenues, as well as an increase in marketing expenses related to lead-generation programs.
GAAP operating income was $1.0 million for the fiscal 2018 fourth quarter as compared to an operating loss of $0.6 million for the comparable fiscal 2017 period, a year-over-year improvement of $1.7 million. Non-GAAP operating income was $3.0 million for the fiscal 2018 fourth quarter as compared to operating income of $0.2 million for the comparable fiscal 2017 period, a year-over-year increase of $2.9 million.
The Company reported GAAP net income from continuing operations of $0.1 million, or income of $0.01 per diluted share and non-GAAP income from continuing operations of $2.9 million, or non-GAAP income of $0.51 per diluted share. This compares to a GAAP loss from continuing operations of $1.5 million, or a loss of $0.28 per diluted share for the comparable fiscal 2017 period, and a non-GAAP loss from continuing operations of $0.1 million or a non-GAAP loss of $0.03 per diluted share for the comparable fiscal 2017 period. GAAP and non-GAAP net income attributable to Aviat Networks improved by $1.5 million and $3.0 million year-over-year.
Adjusted EBITDA for the fiscal 2018 fourth quarter totaled $4.4 million, compared to Adjusted EBITDA of $1.4 million in the comparable fiscal 2017 period, an improvement of $3.0 million or 214.5%.
Cash, cash equivalents and restricted cash were $37.4 million as of June 29, 2018 as compared to $36.2 million as of June 30, 2017, an increase of $1.2 million.
A reconciliation of GAAP to non-GAAP financial measures for the fourth quarter of fiscal 2018 along with the accompanying notes is provided in Table 3 below.
Fiscal 2018 Twelve-Month Results Comparisons
The Company reported total revenues of $242.5 million for the fiscal 2018 twelve-month period as compared to $241.9 million in the comparable fiscal 2017 period, an increase of $0.6 million or 0.3%. International revenue increased $1.6 million or 1.5%, offset by a decline in North America revenue of $1.0 million or 0.8%.
GAAP gross margin for the fiscal 2018 twelve-month period was 33.2% as compared to 31.2% in the fiscal 2017 twelve-month period, an increase of 200 basis points. Non-GAAP gross margin for the fiscal 2018 twelve-month period was 33.1% as compared to 31.4% in the comparable fiscal 2017 period, an increase of 170 basis points. The improvement in gross margin was primarily driven by improved services margins as a result of process improvement initiatives throughout the Company and both product and service margins improved year-over-year.
GAAP total operating expenses, excluding restructuring charges, for the fiscal 2018 twelve-month period were $77.9 million as compared to $75.9 million in the comparable fiscal 2017 period, an increase of $2.0 million or 2.7%. Non-GAAP total operating expenses for the fiscal 2018 twelve-month period, excluding the impact of share-based compensation and restructuring charges, were $74.8 million as compared to $74.0 million reported in the comparable fiscal 2017 period, an increase of $0.9 million or 1.2%.
GAAP operating income for the fiscal 2018 twelve-month period was $1.3 million as compared to a GAAP operating loss of $1.0 million in the comparable fiscal 2017 period, an improvement of $2.3 million. Non-GAAP operating income for the fiscal 2018 twelve-month period was $5.4 million as compared to non-GAAP operating income of $1.9 million, an increase of $3.5 million year-over-year.
The Company reported GAAP income from continuing operations of $1.8 million, or income of $0.33 per diluted share in the fiscal 2018 twelve-month period, as compared to a GAAP loss from continuing operations of $0.8 million or a loss per diluted share of $0.16 in the comparable fiscal 2017 period. Non-GAAP income from continuing operations for the fiscal 2018 twelve-month period was $3.8 million or $0.68 per diluted share, as compared to non-GAAP income of $0.7 million or $0.14 per diluted share in the comparable fiscal 2017 period. GAAP and non-GAAP net income attributable to Aviat Networks improved by $2.7 million and $3.1 million year-over-year.
Adjusted EBITDA for the fiscal 2018 twelve-month period was $10.1 million, compared to Adjusted EBITDA of $7.6 million in the comparable fiscal 2017 period, a year-over-year improvement of $2.5 million or 33%.
A reconciliation of GAAP to non-GAAP financial measures for fiscal 2018 twelve-month period along with the accompanying notes is provided in Table 3 below.
Mr. Pangia continued, “Aviat Networks achieved moderate growth in fiscal 2018, and the next fiscal year should be stronger based on new accounts we’ve recently won and others we’re pursuing, our improved market position globally and our strong backlog. Additionally, the international markets, after years of decline are showing signs of strength, which bodes well for our future. The recent changes in our organizational structure should position us well to drive further efficiencies in our business, and we expect our expense structure to improve in future years. Our focus remains on technology innovation, customer service and targeted growth. We are confident in our ability to achieve our fiscal 2019 financial outlook and intend to be more active in promoting the Aviat Networks story to enhance shareholder value.”
Fiscal 2019 Full Year Outlook

•
The Company anticipates fiscal 2019 revenue to be in the range of $255.0 to $265.0 million, representing year-over-year growth of between approximately 5.2% and 9.3%. Further, revenue in both North America and the International markets is anticipated to increase year-over-year, with Africa a key driver of International growth.

•
Non-GAAP gross margins are anticipated to be approximately 32.0% to 33.0%, with potential upside based on geographic and product/service mix, as well as the positive impact expected from further process enhancements.

•
Non-GAAP operating expenses are anticipated to be approximately $77.0 to $78.0 million, which includes the anticipated savings from the recently announced organizational changes. The modest year-over-year increase is based primarily on the Company’s focus on allocating investment dollars towards growth and product development initiatives in the current fiscal year, with more than $3.0 million of savings anticipated in fiscal 2020.

•	At the mid-point of the ranges provided, this would result in non-GAAP operating income of approximately $7.0 million and Adjusted EBITDA of approximately $13.0 million.

•	Additionally, the Company anticipates continued improvements in working capital and balance sheet metrics and expects to finish the year with an improvement in its cash position.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on August 28, 2018 to discuss its financial results for the fiscal 2018 fourth quarter and twelve-month period. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 8276499. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision (benefit), income (loss) from continuing operations attributable to Aviat Networks, basic and diluted net income (loss) per share from continuing operations attributable to Aviat Networks, adjusted income before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance.
Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2018, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 28, 2018 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Investor Relations:
Glenn Wiener
GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / @GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2018 Fourth Quarter Summary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Revenues:
Revenue from product sales	$38,213	$33,736	$151,685	$153,517
Revenue from services	24,295	22,695	90,821	88,357
Total revenues	62,508	56,431	242,506	241,874
Cost of revenues:
Cost of product sales	23,961	22,409	100,112	105,183
Cost of services	15,362	14,763	61,891	61,219
Total cost of revenues	39,323	37,172	162,003	166,402
Gross margin	23,185	19,259	80,503	75,472
Operating expenses:
Research and development expenses	5,054	5,002	19,750	18,684
Selling and administrative expenses	15,586	14,657	58,157	57,184
Restructuring charges	1,531	246	1,279	589
Total operating expenses	22,171	19,905	79,186	76,457
Operating income (loss)	1,014	(646)	1,317	(985)
Interest income	49	93	198	261
Interest expense	(5)	(22)	(29)	(50)
Other income (expense)	—	5	(220)	169
Income (loss) before income taxes	1,058	(570)	1,266	(605)
Provision for (benefit from) income taxes	1,152	842	(1,036)	16
Net (loss) income	(94)	(1,412)	2,302	(621)
Less: Net (loss) income attributable to noncontrolling interests, net of tax	(148)	61	457	202
Net income (loss) attributable to Aviat Networks common stockholders	$54	$(1,473)	$1,845	$(823)

Net income (loss) per share of common stock outstanding:
Basic	$0.01	$(0.28)	$0.35	$(0.16)
Diluted	$0.01	$(0.28)	$0.33	$(0.16)

Weighted average shares outstanding
Basic	5,350	5,314	5,336	5,292
Diluted	5,695	5,314	5,647	5,292

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2018 Fourth Quarter Summary
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 29, 2018	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$37,425	$35,658
Restricted cash	3	541
Short-term investments	—	264
Accounts receivable, net	43,068	45,945
Unbilled receivables	14,167	12,110
Inventories	21,290	21,794
Customer service inventories	1,507	1,871
Other current assets	6,006	6,402
Total current assets	123,466	124,585
Property, plant and equipment, net	17,179	16,406
Deferred income taxes	5,600	6,178
Other assets	9,816	5,407
Total long-term assets	32,595	27,991
TOTAL ASSETS	$156,061	$152,576
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	30,878	33,606
Accrued expenses	25,864	21,933
Advance payments and unearned income	19,300	20,004
Restructuring liabilities	1,426	1,475
Total current liabilities	86,468	$86,018
Unearned income	6,593	7,062
Other long-term liabilities	1,250	1,022
Reserve for uncertain tax positions	2,941	2,453
Deferred income taxes	1,293	1,681
Total liabilities	98,545	98,236
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	54	53
Additional paid-in-capital	816,426	813,733
Accumulated deficit	(746,359)	(748,204)
Accumulated other comprehensive loss	(12,605)	(11,785)
Total Aviat Networks stockholders’ equity	57,516	53,797
Noncontrolling interests	—	543
Total equity	57,516	54,340
TOTAL LIABILITIES AND EQUITY	$156,061	$152,576

AVIAT NETWORKS, INC.
Fiscal Year 2018 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income (loss), provision for or benefit from income taxes, income (loss) from continuing operations attributable to Aviat Networks, diluted net income (loss) per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2018 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 29, 2018	% of Revenue	June 30, 2017	% of Revenue	June 29, 2018	% of Revenue	June 30, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$23,185	37.1%	$19,259	34.1%	$80,503	33.2%	$75,472	31.2%
WTM inventory write-down recovery	(195)		(45)		(512)		(176)
Performance bond expense	—		—		—		365
Share-based compensation	49		57		201		208
Non-GAAP gross margin	23,039	36.9%	19,271	34.1%	80,192	33.1%	75,869	31.4%

GAAP research and development expenses	$5,054	8.1%	$5,002	8.9%	$19,750	8.1%	$18,684	7.7%
Share-based compensation	(33)		(39)		(147)		(138)
Non-GAAP research and development expenses	5,021	8.0%	4,963	8.8%	19,603	8.1%	18,546	7.7%

GAAP selling and administrative expenses	$15,586	24.9%	$14,657	26.0%	$58,157	24.0%	$57,184	23.6%
Share-based compensation	(586)		(504)		(2,009)		(1,765)
Strategic alternative costs	—		—		(920)		—
Non-GAAP selling and administrative expenses	15,000	24.0%	14,153	25.1%	55,228	22.8%	55,419	22.9%

GAAP operating income (loss)	$1,014	1.6%	$(646)	(1.1)%	$1,317	0.5%	$(985)	(0.4)%
WTM inventory write-down recovery	(195)		(45)		(512)		(176)
Performance bond expense	—		—		—		365
Share-based compensation	668		600		2,357		2,111
Strategic alternative costs	—		—		920		—
Restructuring charges	1,531		246		1,279		589
Non-GAAP operating income	3,018	4.8%	155	0.3%	5,361	2.2%	1,904	0.8%

GAAP income tax provision (benefit)	$1,152	1.8%	$842	1.5%	$(1,036)	(0.4)%	$16	—%
Tax refund from Inland Revenue Authority of Singapore	—		—		1,322		3,741
AMT credit related to valuation allowance release	—		—		3,303		—
Adjustment to reflect pro forma tax rate	(852)		(542)		(2,389)		(2,557)
Non-GAAP income tax provision	300	0.5%	300	0.5%	1,200	0.5%	1,200	0.5%

GAAP income (loss) attributable to Aviat Networks	$54	0.1%	$(1,473)	(2.6)%	$1,845	0.8%	$(823)	(0.3)%
Share-based compensation	668		600		2,357		2,111
Strategic alternative costs	—		—		920		—
Restructuring charges	1,531		246		1,279		589
Nigeria FX loss on dividend receivable	—		(5)		188		213
WTM inventory write-down recovery	(195)		(45)		(512)		(176)
Performance bond expense	—		—		—		365
Gain on liquidation of subsidiary	—		—		—		(349)
Tax refund from Inland Revenue Authority of Singapore	—		—		(1,322)		(3,741)
AMT credit related to valuation allowance release	—		—		(3,303)		—
Adjustment to reflect pro forma tax rate	852		542		2,389		2,557
Non-GAAP income (loss) attributable to Aviat Networks	$2,910	4.7%	$(135)	(0.2)%	$3,841	1.6%	$746	0.3%

Diluted income (loss) per share attributable to Aviat Networks' stockholders:
GAAP	$0.01		$(0.28)		$0.33		$(0.16)
Non-GAAP	$0.51		$(0.03)		$0.68		$0.14

Shares used in computing diluted income (loss) per share
GAAP	5,695		5,314		5,647		5,292
Non-GAAP	5,695		5,314		5,647		5,450

ADJUSTED EBITDA:

GAAP income (loss) attributable to Aviat Networks	$54	0.1%	$(1,473)	(2.6)%	$1,845	0.8%	$(823)	(0.3)%
Depreciation and amortization of property, plant and equipment	1,218		1,300		5,199		5,840
Interest	(44)		(71)		(169)		(211)
Share-based compensation	668		600		2,357		2,111
Strategic alternative costs	—		—		920		—
Restructuring charges	1,531		246		1,279		589
Nigeria FX loss on dividend receivable	—		(5)		188		213
WTM inventory write-down recovery	(195)		(45)		(512)		(176)
Performance bond expense	—		—		—		365
Gain on liquidation of subsidiary	—		—		—		(349)
Provision for income taxes	1,152		842		(1,036)		16
Adjusted EBITDA attributable to Aviat Networks	$4,384	7.0%	$1,394	2.5%	$10,071	4.2%	$7,575	3.1%
______________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income (loss) attributable to Aviat Networks excluded share-based compensation and other non-recurring charges (recovery). Adjusted EBITDA attributable to Aviat Networks was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP income (loss) attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2018 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands)	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
North America	$31,335	$34,953	$131,078	$132,078
International:
Africa and Middle East	14,692	11,696	58,459	60,150
Europe and Russia	6,307	2,799	18,205	14,128
Latin America and Asia Pacific	10,174	6,983	34,764	35,518
	31,173	21,478	111,428	109,796
Total Revenue	$62,508	$56,431	$242,506	$241,874